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                      [LETTERHEAD OF BISH & HAFFEY, P.C.]



                                                                    EXHIBIT 23.8



                                                               December 24, 1996



Aramex International Limited


Re: Aramex International Courier of Virginia

To Whom It May Concern:

    We were the independent auditors of Aramex International Courier of Virginia for the year ended December 31, 1993.

    We hereby consent to the use of our audit report dated March 9, 1994 on Aramex International Limited Courier of Virginia's financial statements for the year ended December 31, 1993 and to all references to our firm in connection therewith included in or made a part of the Registration Statement and the related prospectus.

                                                Sincerely,


                                                /s/ Bish & Haffey, P.C.



                                                Alexandria, Virginia